Exhibit 5.2

[DYKEMA LETTERHEAD]

May 9, 2018

ITC Holdings Corp.

27175 Energy Way

Novi, Michigan 48377

Re:                             Registration of Securities on Form S-4

Ladies and Gentlemen:

We have acted as special counsel for ITC Holdings Corp., a, Michigan corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, the “Registration Statement”), which relates to the issuance by the Company of up to $500,000,000 aggregate principal amount of new 2.700% Senior Notes due 2022 (the “New 2022 Notes”) in exchange for a like principal amount of the Company’s outstanding 2.700% Senior Notes due 2022 (the “Old 2022 Notes”), and up to $500,000,000 aggregate principal amount of new 3.350% Senior Notes due 2027 (the “New 2027 Notes” and together with the New 2022 Notes the “New Notes”) in exchange for a like principal amount of the Company’s outstanding 3.350% Senior Notes due 2027 (the “Old 2027 Notes” and, together with the Old 2022 Notes, the “Old Notes”).  The New Notes will be issued pursuant to the indenture (the “Base Indenture”), dated as of April 18, 2013, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by a First Supplemental Indenture, dated as of July 3, 2013, a Second Supplemental Indenture, dated as of June 4, 2014, a Third Supplemental Indenture, dated as of July 5, 2016 and a Fourth Supplemental Indenture dated as of November 14, 2017 (collectively the “Supplemental Indentures”). The Base Indenture and the Supplemental Indentures, each as amended and supplemented, are together referred to herein as the “Indenture.”

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our  satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (a) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (b) certain resolutions and records of corporate proceedings of the Company; (c) the Registration Statement and exhibits thereto; (d) a good standing certificate from the State of Michigan regarding the Company; (e) an executed Secretary’s Certificate with respect to certain matters of the Company; and (f) the Indenture (including the form of New Notes set forth therein), which has been filed with the Commission as an exhibit to the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company or certificates or comparable documents of public officials and officers and other representatives of the Company.

We have also assumed that (A) the Trustee is and has been duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (B) the Trustee had and has the power and authority to enter into and perform its obligations under, and has duly authorized, executed and delivered, the Indenture, (C) the Indenture is valid, binding and enforceable with respect to the Trustee, (D) the New Notes will be duly authenticated

ITC Holdings Corp.

May 9, 2018

by the Trustee in the manner provided in the Indenture, (E) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (F) the Registration Statement will have been declared effective by the Commission, and (G) the New Notes will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture against surrender and cancellation of like principal amount of respective Old Notes in the manner described in the Registration Statement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that

1.              The Company has been duly organized and is validly existing and is in good standing under the laws of the State of Michigan.

2.              The Company has the full right, power and authority to execute and deliver the Indenture and the New Notes and to perform its respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of the Indenture and the New Notes and the consummation of the transactions contemplated therein has been duly and validly taken by the Company’s management.

3.              The Indenture (including the issuance of the New Notes by Company) has been duly authorized, executed and delivered by the Company.

4.              The New Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.              The execution, delivery and consummation of the Indenture by the Company will not violate (i) any provision of the Articles of Incorporation or Bylaws of the Company, (ii) the General Laws applicable to the Company, or (iii) to our knowledge, any applicable order or decree of any court or governmental instrumentality of the State of Michigan having jurisdiction of the Company or any of its assets.

Our opinions expressed above are limited to the laws of the State of Michigan and the federal laws of the United States of America and are expressly limited to laws or governmental regulations of general applicability to business corporations (“General Laws”).  Our advice represents our opinion as to how such issue would be resolved were it to be considered by the highest court in the jurisdiction that enacted such law. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

This opinion is given on the basis of the statutory laws and judicial decisions in effect, and the facts existing, as of the date hereof.  We have not undertaken any obligation to advise you of changes in matters of fact or law which may occur after the date hereof.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the New Notes nor do we express any opinion regarding the Securities Act or any other federal securities laws or regulations. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished to the Company in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by the Company for any other purposes.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally and

ITC Holdings Corp.

May 9, 2018

(ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly yours,

DYKEMA GOSSETT PLLC

/s/ Dykema Gossett PLLC

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